EXHIBIT 10.27
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                    THIRD AMENDMENT TO STANDARD OFFICE LEASE

            This Third Amendment to Standard Office Lease (this "Amendment") is made as of the 31st day of December, 2003, by and between PACIFIC RESOURCES PCX DEVELOPMENT INC., a California corporation ("Landlord"), and SALON MEDIA GROUP, INC., a Delaware corporation ("Tenant").


                                    RECITALS

            A. Landlord and Tenant, then known as Salon.com, a Delaware corporation, entered into that certain Standard Office Lease dated as of July 9, 1999 (as amended by the First Amendment and the Second Amendment, collectively, the "Lease") for certain premises (collectively the "Original Premises") consisting of the Fifteenth (15th) and Sixteenth (16th) Floors of the building located at 22 Fourth Street, in the City and County of San Francisco, California (the "Building"). Subsequently, Landlord and Tenant entered into a First Amendment to Standard Office Lease dated as of July 31, 2002 (the "First Amendment") and a Second Amendment to Standard Office Lease Dated as of June 27, 2003 (the "Second Amendment"), whereby, among other things, Tenant surrendered to Landlord certain portions of the Original Premises, leasing only the 16th Floor of the Building (the "Substituted Premises").

            B. Pursuant to the terms of the Lease as set forth in the Second Amendment, by letter dated October 29, 2003, Landlord has elected to relocate Tenant, as of March 31, 2004, from the Substituted Premises to new premises located on the Eleventh Floor of the Building comprising approximately 10,528 rentable square feet.

            C. Tenant has also failed to pay Landlord all sums due and owing under the Lease as Deferred Rent due as of October 1, 2003, November 1, 2003 and December 1, 2003, all as set forth in the Second Amendment, there remaining due and outstanding as of the date of this Amendment the sum of Forty One Thousand Sixty Five and No/100 Dollars ($41, 065.00).

            D. Landlord and Tenant desire to amend the Lease, among other things, to provide for the relocation of the Substituted Premises and for the restructuring of the payment of the Deferred Rent, upon the terms and conditions set forth below.


            NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. The terms used herein and not otherwise defined shall have the meaning for such terms as set forth in the Lease. As used herein, the term "Effective Date" shall mean the earlier of (i) either (A) March 31, 2004 or (B), if later, the date thirty (30) days after Macy's West, Inc. vacates the Relocation Premises (as that term as hereinafter defined), or (ii) the date that Tenant relocates to the Relocation Premises and surrenders to Landlord all of its interest in the Substituted Premises and the Server Room, which date shall not be earlier than February 1, 2004, subject to vacation of the Relocation Premises by Macy's West, Inc. prior thereto.

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            2. Relocation of Premises. Effective as of the Effective Date,
instead of the Substituted Premises let under the Lease, Tenant shall lease all of those certain premises, constituting a portion of the Eleventh Floor of the Building, comprising 10,528 rentable square feet, as more particularly shown on
Exhibit 1 attached to this Amendment and made a part hereof by this reference (the "Relocation Premises"). All terms, covenants and conditions of the Lease shall cover the lease of the Relocation Premises, except as otherwise expressly set forth herein. Tenant shall surrender to Landlord all of its interest in the 15th and 16th Floors of the Building and the improvements therein, and shall vacate therefrom on or before the Effective Date. Additionally, effective as of the Effective Date, Tenant's license to use the Server Room is revoked and Tenant shall relocate its equipment in the Server Room to the Relocation Premises, at its sole expense prior to the Effective Date. Notwithstanding any contrary expression in the Second Amendment, Landlord shall not be responsible for making any improvements to the Relocation Premises and Tenant agrees to accept the Relocation Premises in their existing condition, "as-is," on the date hereof. From and after the Effective Date, wherever in the Lease, as amended hereby, the term "Premises" is used, it shall mean and refer to the Relocation Premises.

            4. Amendment of Tenant's Share. Commencing on the Effective Date and continuing throughout the remainder of the Term of the Lease, Tenant's Percentage Share of Operating Expenses and of Property Taxes shall be 5.471% (the numerator of which is the net rentable area of the Relocation Premises (10,528 sq. ft.) and the denominator of which is the net rentable office area of the Building (192,422 sq. ft.)).

            5. Basic Lease Information. To reflect the leasing of the Relocation Premises and the accompanying amendments to the Lease, as of the Effective Date, the Basic Lease Information of the Lease shall be amended by deleting the definitions of PREMISES, NET RENTABLE AREA OF PREMISES, and TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES AND OF PROPERTY TAXES contained therein and substituting the following in their place:

PREMISES:                        Floor: 11th        Suite: 1100

NET RENTABLE AREA OF PREMISES    Ten Thousand Five Hundred Twenty Eight
                                 (10,528) square feet

TENANT'S PERCENTAGE SHARE OF     5.471%; such share is a fraction, the numerator
OPERATING EXPENSES AND OF        of which is the net rentable area of the
PROPERTY TAXES:                  Premises (10,528 sq. ft.) and the denominator
                                 of which is the net rentable office area of the Building (192,422 sq. ft.).

            6. Payment of Deferred Rent. In consideration for (i) Tenant's payment to Landlord upon the mutual execution and delivery of this Amendment of Twenty One Thousand Sixty Five and No/100 Dollars ($21,065.00) (the "Current Payment"), in cash or equivalent, to be applied to the Deferred Rent currently due and owing, and (ii) Tenant's relocation from the Substituted Premises to the Relocation Premises in its "as-is" condition, and upon the condition that Tenant relocate from the Substituted Premises to the Relocation Premises and surrender to Landlord all of Tenant's rights in the Substituted Premises and the Server Room on or before the Effective

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Date, Landlord agrees to waive and release Tenant from any and all obligation to pay Landlord all sums of Deferred Rent which are past due and owing to Landlord (along with any and all rights to interest and late charges applicable thereto), other than the Current Payment, and all sums of Deferred Rent to come due on and after January 1, 2004. If Tenant shall fail to relocate from the Substituted Premises to the Relocation Premises and surrender to Landlord all of Tenant's rights in the Substituted Premises and the Server Room on or before the Effective Date, Tenant shall be liable to pay all Deferred Rent due under the Lease and the foregoing waiver and release by Landlord shall be of no force or effect.

            7. Entire Agreement. This Amendment and the Lease contain all of the covenants, conditions and agreements between the parties concerning the Premises (including the Original Premises, the Substituted Premises and the Relocation Premises), and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written.

            8. Authority. Each person executing this Amendment on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

            9. Effect of Amendment. Except as specifically amended hereby, all of the terms and conditions of the Lease shall be and remain in full force and effect.
















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            10. Incorporation of Recitals. The Recitals and Sections 1 through
6, inclusive, set forth in, and Exhibit 1 attached to, this Amendment are hereby incorporated into the Lease by this reference.

            IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date and year hereinabove first written.

                         Landlord:   PACIFIC RESOURCES PCX
                                     DEVELOPMENT, INC., a California corporation


                         By:         /s/ Kevin Wu
                                     --------------------------
                         Name:       Kevin Wu
                         Its:        Vice President


                         Tenant:     SALON MEDIA GROUP, INC.,
                                     a Delaware corporation


                                     By:   /s/ Elizabeth Hambrecht
                                     Name: Elizabeth Hambrecht
                                     Its:  President and Chief Financial Officer
















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                                    EXHIBIT 1

                      [Floor Plan for Relocation Premises]